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                                  Exhibit 3

                                                                [EXECUTION COPY]

                                ESCROW AGREEMENT

         ESCROW AGREEMENT dated as of September 29, 1997, among California Housing Finance, L.P. (the "Purchaser"), CPH2, LLC and CPH3, LLC (collectively, the "Selling Stockholder") and NationsBank, N.A., as escrow agent (the "Escrow Agent").


                                    RECITALS

         A. Purchaser and the Selling Stockholder have entered into a Stock Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof. Capitalized terms used but not defined herein have the meanings assigned to them in the Purchase Agreement.

         B. In accordance with the provisions of Section 1.04 of the Purchase Agreement, (i) Purchaser has agreed, as of the date hereof, to deliver to the Escrow Agent the Purchase Price, and (ii) the Selling Stockholder has agreed, as of the date hereof, to deliver to the Escrow Agent the certificates representing the Shares and one or more stock powers duly endorsed in blank, in each case to be held by the Escrow Agent in accordance with the terms and provisions of this Agreement.


                                    AGREEMENT

         NOW THEREFORE, the parties hereto agree as follows:

         Section 1. Escrow Agent. The Purchaser and the Selling Stockholder hereby appoint and designate NationsBank, N.A., as Escrow Agent for the purposes set forth in this Agreement. All references to the "Escrow Agent", as that term is used in this Agreement, shall refer to the Escrow Agent solely in its capacity as an escrow agent under the terms of this Agreement, and not to it in any other capacity whatsoever whether as individual, agent, attorney, fiduciary, trustee or otherwise.

         Section 2.  Deposits.

         (a) Purchase Price. Within five Business Days of the execution and delivery of this Agreement, the Purchaser shall deliver to the Escrow Agent the Purchase Price by wire transfer of immediately available funds to the escrow account (the "Escrow Account") set forth on Schedule I hereto (such deposit being the "Escrow Amount").



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         (b) Shares. Within five Business Days of the execution and delivery of this Agreement, the Selling Stockholder shall deliver to the Escrow Agent the certificates representing the Shares with stock powers duly endorsed in blank to the Escrow Agent's address set forth on Schedule I hereto.

         (c) Acknowledgment of Receipt. Upon receipt by the Escrow Agent of the Escrow Amount and the Shares, as contemplated by clauses (a) and (b) above, respectively, the Escrow Agent shall send written notice of such receipt to the Selling Stockholder and the Purchaser.

         (d) Investment of Purchase Price. The Escrow Agent shall invest all funds received under this Agreement in a money market fund account maintained by the Escrow Agent at NationsBank, N.A. The Escrow Agent shall have no duty to invest in any other obligations except as provided in this Section.

         Section 3. Distribution of Interest and Other Income; Notices of Selling Stockholder. At the time of the distribution of the Escrow Amount in accordance with the terms of this Agreement, the Escrow Agent shall pay to the party receiving such Escrow Amount all interest or other income received in respect of the Escrow Amount since the date of the deposit of the Escrow Amount. The Escrow Agent shall be entitled to rely on any notice from CPH3, LLC as a notice from both Selling Stockholders.

         Section 4.  Distributions.

         (a) Failure of Deposit. In the event either of the deposits described in paragraphs 2(a) or 2(b) above have not taken place in full within five Business Days of the date hereof, any of the Shares or the Purchase Price which have been deposited shall be forthwith returned to the depositing party.

         (b) Conditions Satisfied. On the date on which the Purchaser and the Selling Stockholder deliver to the Escrow Agent a joint written notice in the form of Exhibit A hereto (the "Notice") certifying that the restructuring of Capital Pacific Holdings, Inc. (the "Company") has been consummated in accordance with the terms and provisions set forth in the Investment and Stockholder Agreement of even date between, inter alia, the Selling Stockholders and the Purchaser (the "Condition"), the Escrow Agent shall, promptly upon receipt of the Notice, deliver (i) the Escrow Amount to the Selling Stockholder by wire transfer of immediately funds in accordance with the wire transfer instructions set forth on Schedule II, and (ii) the certificates representing the Shares together with stock powers duly endorsed in blank to the Purchaser at the address set forth for the Purchaser on Schedule III.

         (c) Conditions Not Satisfied. In the event that the Escrow Agent shall not have received a Notice from the Purchaser and the Selling Stockholder on or prior to 5:00 p.m. New York City time on November 18, 1997 (the "Trigger Time"), the Escrow Agent shall, promptly after the Trigger Time, deliver (i) the Escrow Amount to the Purchaser by wire transfer of immediately funds in accordance with the wire transfer instructions set forth on




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Schedule III, and (ii) the certificates representing the Shares together with stock powers duly endorsed in blank to the Selling Stockholder at the address set forth for the Selling Stockholder on Schedule II.

         (d) Mutual Agreement. Notwithstanding any of the provisions herein to the contrary, the Escrow Agent shall disburse the Escrow Amount (or portions thereof) and the certificates representing the Shares and the stock powers from time to time as the Purchaser and the Selling Stockholder shall jointly notify the Escrow Agent in writing, promptly after receipt by the Escrow Agent of a joint written notice from the Purchaser and the Selling Stockholder. In the event that a written notice given pursuant to the previous sentence directs the Escrow Agent to distribute all or a portion of the Escrow Amount to the Selling Stockholder, the Selling Stockholder shall notify the Escrow Agent in what proportion each is to receive of such distribution.

         Section 5.  Rights, Obligations and Indemnification of Escrow Agent.

         (a) In performing any of its duties under this Escrow Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to the Purchaser, the Selling Stockholder, or other third parties for any damages, losses, or expenses which such party may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, that the Escrow Agent shall be liable for damages arising out of its fraud or willful default under this Escrow Agreement. Accordingly, the Escrow Agent shall not incur any liability with respect to (1) any action taken or omitted to be taken in good faith, whether or not acting upon advice of its counsel given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement, nor (2) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to the document's due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained in the document, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement. Furthermore, the Escrow Agent shall have no liability for loss arising from any cause beyond its control, including (but not limited to) the following: (1) the act, failure or neglect of any agent or correspondent selected by the Purchaser or Selling Stockholder or either of them, for the remittance of funds, (2) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator or (3) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

         (b) The Purchaser and the Selling Stockholder hereby jointly and severally agree to indemnify and hold harmless the Escrow Agent against any and all fees, losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed by the Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent under this Agreement, or the performance of its duties under this Agreement, including without limitation, any litigation arising from this Escrow Agreement or involving the subject matter




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of this Agreement; except, that if the Escrow Agent shall be found guilty of fraud or willful default under this Agreement then, in that event, the Escrow Agent shall bear all such losses, claims, damages and expenses.

         (c) The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by, or be deemed to have knowledge of any of the terms of, or incur any liability with respect to the Purchase and Sale Agreement or any other agreement or understanding to which the Escrow Agent is not a party. The Escrow Agent shall not have any duties under this Agreement except those specifically set forth in this Agreement.

         (d) If any part of the funds deposited under this Agreement is at any time attached, garnished or levied upon under any court order, or if the payment or transfer of any of the funds shall be stayed or enjoined by any court order, or any order, judgment or decree shall be made or entered by any court affecting such funds or any portion thereof, then in any of those events the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any order, writ, judgment or decree which it is advised by legal counsel is binding upon it. The Purchaser and the Selling Stockholder hereby jointly and severally agree to indemnify the Escrow Agent and hold it harmless against any loss, liability or expense of any kind which may result, in whole or in part, from any delay in acting with respect to any binding order, writ, judgment or decree. If the Escrow Agent complies with any binding order, writ, judgment or decree, it shall not be liable to the Selling Stockholder, the Purchaser or any other person, firm or corporation by reason of the Escrow Agent's compliance, even though the order, writ, judgment or decree may subsequently be reversed, modified, annulled, set aside or vacated.

         (e) The Purchaser and Selling Stockholder agree that in addition to any further rights the Escrow Agent may have under this Agreement or otherwise, should any dispute arise with respect to the payment or ownership or right of possession of any of the funds or properties held by the Escrow Agent as contemplated herein, the Escrow Agent is authorized to retain in its possession all or part of the funds or properties until the dispute has been settled either by mutual agreement of all the parties concerned or by a final judicial determination, or the Escrow Agent may in its sole discretion terminate this Escrow Agreement as set forth in Section 5(i).

         (f) The Escrow Agent's activities under this Agreement shall be only those of, or incidental to, a passive ministerial depository and disbursing payer under the terms of this Agreement. In the event of any disagreements or conflicting instructions resulting in adverse claims or demands being made upon the Escrow Agent in connection with this Agreement, or in the event that the Escrow Agent in good faith is in doubt as to what action should be taken under this Agreement, it may, at its option, refuse to comply with any claims or demands on it, or terminate this Escrow Agreement, or refuse to take any other action hereunder, and in any such event, the Escrow Agent shall not be or become liable in any way or to any party for its failure or refusal from acting until all differences shall have been settled and all doubt resolved.


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         (g) The Escrow Agent (1) except as otherwise expressly provided in this
Agreement, shall have no obligation to make any payment under this Agreement unless all the necessary funds and/or documents have been actually received by the Escrow Agent, (2) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of the underlying transactions contemplated in this Agreement or the Assignment Agreement, (3) may rely on and shall be protected in acting upon any certificate, instrument, notice, letter, telegram, telecopy or other document delivered to the Escrow Agent and reasonably believed by the Escrow Agent to be genuine and to have been sent by the proper party or parties and (4) may consult its counsel regarding questions which may arise and the advice or opinion of its counsel shall be conclusive evidence of good faith in respect of any action taken, suffered or omitted by the Escrow Agent under this Agreement in accordance with the advice or opinion of its counsel. However, the Escrow Agent shall be under no obligation to consult with counsel, and failure to do so shall not be evidence of a lack of good faith on the part of the Escrow Agent.

         (h) Except as specifically provided in Section 2, the Escrow Agent shall have no responsibility for the investment of any funds held under this Agreement. The Escrow Agent shall not be liable to the Purchaser or the Selling Stockholder and hereby disclaims any responsibility for any losses or penalties incurred with respect to any investments made under this Agreement. In the event of any loss on any investments made under this Agreement, the Purchaser shall be obligated to pay into escrow under this Agreement an amount equal to the amount of the loss, which amount shall become a part of the Escrow Amount. It is the intention of the parties that, except as otherwise expressly provided in this Agreement, the Escrow Agent shall never be required to use or advance its own funds or otherwise incur financial liability in the performance of its duties or the exercise of any of its rights and powers under this Agreement.

         (i) The Escrow Agent may resign without obtaining the order of any court, by giving at least thirty (30) days prior written notice (unless waived by Purchaser and Selling Stockholder) to the Purchaser and the Selling Stockholder and upon the taking of all actions as described in this Section by the Escrow Agent, the Escrow Agent shall have no further obligations or responsibilities under this Agreement to the Purchaser and the Selling Stockholder or to any other person or persons in connection with this Escrow Agreement. The resignation of the Escrow Agent shall be effective upon the appointment by the Purchaser and the Selling Stockholder of a successor escrow agent; provided, that if the appointment of any successor agent is not made within thirty (30) days of the Escrow Agent's prior written notice of resignation, the Escrow Agent may file an action for interpleader and deposit all funds with a court of competent jurisdiction, all as provided for in Section 5(k). Any successor agent shall be appointed by a written instrument mutually satisfactory to and executed by the Purchaser, the Selling Stockholder, the Escrow Agent and the successor agent. Any successor agent appointed under the provisions of this Escrow Agreement shall have all of the same rights, powers, privileges, immunities and authority with respect to the matters contemplated in this Agreement as are granted in this Agreement to the original Escrow Agent.

         (j) It is not the intention of the parties to this Agreement to create, nor shall this




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Escrow Agreement be construed as creating, a partnership or association, or to render the parties to this Agreement liable as partners.

         (k) Notwithstanding any provision in this Agreement to the contrary, in the event of any disagreement or controversy arising under this Agreement or if conflicting demands or notices are made upon the Escrow Agent growing out of or relating to this Agreement or in the event the Escrow Agent in good faith is in doubt as to what action it should take under this Agreement, the Escrow Agent shall have the right, at its election, to withhold and stop all further proceedings in, and performance of, this Agreement and all instructions received under this Agreement and file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring all parties involved to interplead and litigate in that court their claim and rights among themselves and with the Escrow Agent. The foregoing remedy shall be cumulative of any other remedies available to the Escrow Agent provided under this Agreement or in law or at equity. Should any suit or legal proceeding be instituted growing out of or related to this Agreement, whether the suit be initiated by the Escrow Agent or others, the Escrow Agent shall have the right, at its option, to stop all further proceedings under and performance of this Agreement and of all instruction received under this Agreement until all differences shall have been rectified and all doubts resolved by agreement or until the rights of all parties shall have been fully and finally adjudicated.

         Section 6. Fees, Expenses and Charges. The Purchaser and the Selling Stockholder shall be jointly and severally liable for the fees, expenses and charges of the Escrow Agent, including reasonable fees, expenses and charges of counsel engaged by it in connection with the execution of this Agreement and its services under this Agreement, which fees, expenses and charges shall be payable on demand. The Escrow Agent may deduct unpaid fees, expenses and charges from the Escrow Amount. The Purchaser and the Selling Stockholder agree between themselves to bear equally all those fees, expenses and charges.

         Section 7.  Miscellaneous.

         (a) Notices. All other notices, requests and other communications to any party or under this Agreement shall be in writing (including facsimile or similar writing). Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to each other party. Each communication shall be effective when actually received.

         (b) No Waivers; Remedies. No failure or delay by the any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

         (c) Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement and no consent to any departure by a party from any provision of




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this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

         (d) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of each other party.

         (e) Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware. All rights and obligations of the parties shall be in addition to and not in limitation of those provided by applicable law.

         (f) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

         (g) Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

         (h) Headings and References. Section headings in this Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose.

                            [SIGNATURE PAGE FOLLOWS]




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                       SIGNATURE PAGE TO ESCROW AGREEMENT

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                CALIFORNIA HOUSING FINANCE, L.P.

                                By:      California Housing Finance L.L.C.
                                         Its General Partner

                                         By: Farallon Capital Management, L.L.C.
                                             Its Manager


                                              By: /s/ Steve Millhan
                                                  -----------------------------
                                                  Steve Millham
                                                  Managing Member


                                CPH3, LLC


                                 By: /s/ Hadi Makarechian
                                     ------------------------------------------
                                     Hadi Makarechian
                                     Member


                                 CPH2, LLC


                                 By: /s/ Hadi Makarechian
                                     ------------------------------------------
                                     Hadi Makarechian
                                     Member


                                 NATIONSBANK, N.A.


                                 By: /s/ David Huffman
                                     ------------------------------------------
                                     Name: David Huffman
                                     Title: Vice President




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                                                                       EXHIBIT A
                                                                              to
                                                                ESCROW AGREEMENT

                                     Notice

NationsBank, N.A.
730 15th Street, N.W.
Washington, DC  20005

         In accordance with the provisions of Section 4(b) of that certain Escrow Agreement (the "Escrow Agreement", capitalized terms used but not defined in this certificate have the meanings ascribed to them in the Escrow Agreement), dated as of September 29, 1997, among California Housing Finance, L.P. (the "Purchaser"), CPH2, LLC and CPH3, LLC (collectively, the "Selling Stockholder") and NationsBank, N.A., as escrow agent (the "Escrow Agent"), the Purchaser and the Selling Stockholder hereby certify that the Condition set forth in Section 4(b) has been satisfied and that the Escrow Agent shall deliver (a) the Escrow Amount to each Selling Stockholder in such proportions as the Selling Stockholder shall state in writing to the Escrow Agent, and (b) the certificates representing the Shares to the Purchaser, all as set forth in Section 4(b) of the Escrow Agreement.

                                 CALIFORNIA HOUSING FINANCE, L.P.

                                 By:    California Housing Finance L.L.C.,
                                        Its General Partner

                                        By: Farallon Capital Management, L.L.C.,
                                            Its Manager


                                 By:
                                     ------------------------------------------
                                     Steve Millham
                                     Managing Member

                                 CPH3, LLC


                                 By:
                                     ------------------------------------------
                                     Hadi Makarechian
                                     Member

                                 CPH2, LLC


                                 By:
                                     ------------------------------------------
                                     Hadi Makarechian
                                     Member




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                                                                      SCHEDULE I
                                                                              to
                                                                ESCROW AGREEMENT

                        Escrow Account Wire Instructions


                      [To be provided prior to Closing]





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                                                                     SCHEDULE II
                                                                              to
                                                                ESCROW AGREEMENT

                   Address and Wire Instructions for Purchaser


                        [To be provided prior to Closing]





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                                                                    SCHEDULE III
                                                                              to
                                                                ESCROW AGREEMENT

              Address and Wire Instructions for Selling Stockholde


                       [To be provided prior to Closing]




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